Exhibit 4.354

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 149193 dated December 29, 2016

For Rendering

Telecommunication services for provision of communication channels

This License is granted to

Limited Liability Company

YugSelhoz (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1070816001596

Tax Identification Number (TIN)

0816001584

Location address (place of residence):

25, 6 distr., Elista, Kalmykia Republic, 358014

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until December 29, 2021.

This License is granted by decision of the licensing body - Order dated November 01, 2016 No. 554-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 086218